October 15, 2015

NEWS RELEASE
FOR IMMEDIATE RELEASE
CONTACT:
Terry E. Zink, President and Chief Executive Officer, Cascade Bancorp (541) 617-3527
Gregory D. Newton, EVP and Chief Financial Officer, Cascade Bancorp (541) 617-3526
Charles Reeves, EVP and Chief Banking Officer, Cascade Bancorp (541) 617-3557

CASCADE BANCORP TO RELEASE THIRD QUARTER 2015 EARNINGS ON THURSDAY, OCTOBER 22, 2015

Bend, Ore., - October 15, 2015 - Cascade Bancorp (NASDAQ: CACB) (“Company”), the holding company for Bank of the Cascades (“Bank”), will release its third quarter earnings after the market closes on Thursday, October 22, 2015, and host a conference call and webcast the same day at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Terry E. Zink, President and CEO, Gregory Newton, Executive Vice President and CFO, and Charles Reeves, Executive Vice President and CBO, will discuss third quarter 2015 results and provide an update on recent activities. There will be a question-and-answer session following the presentation.
Shareholders, analysts and other interested parties are invited to join the webcast by registering at http://public.viavid.com/index.php?id=116429 or the live conference call by dialing (877) 407-4018 prior to 2:00 p.m. Pacific Time. A transcript of the call will be available on the Company’s website www.botc.com shortly after the conference call for a minimum of 30 days.

About Cascade Bancorp and Bank of the Cascades

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon, and its wholly owned subsidiary, Bank of the Cascades, operate in Oregon and Idaho markets. Founded in 1977, Bank of the Cascades offers full-service community banking through 37 branches in Central, Southern and Northwest Oregon, as well as in the greater Boise/Treasure Valley, Idaho area. The Bank has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. It executes its strategy through the consistent delivery of full relationship banking focused on attracting and retaining value-driven customers. For further information, please visit our website at www.botc.com.

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